Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-185142, 333-117857, 333-58642, and 333-217253 on Form S-8 of Pacific Premier Bancorp, Inc. and Subsidiaries of our report dated February 28, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Los Angeles, California
February 28, 2020